EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-3 (File No. 333-267696) and registration statement on Form S-8 (File No. 333-258897) of our report dated March 31, 2023 with respect to our audit of the consolidated financial statements of Worksport Ltd. as of December 31, 2021 and for the year ended December 31, 2021, which report is included in this Annual Report on Form 10-K of Worksport Ltd. for the year ended December 31, 2022.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 31, 2023